Exhibit 99.2
Minim Inc.

Condensed Financial Statements
As of and for the Period Ended
September 30, 2020 (unaudited) and
Year Ended December 31, 2019

Minim Inc.

CONDENSED FINANCIAL STATEMENTS
Period Ended September 30, 2020 (unaudited) and Year Ended December 31, 2019

C O N T E N T S

MINIM INC.
CONDENSED BALANCE SHEETS

	September 30, 2020 (Unaudited)	December 31, 2019
ASSETS

CURRENT ASSETS
Cash	$605,830	$1,146,940
Accounts receivable, net	9,855	36,361
Inventory	139,244	52,644
Prepaid and other current assets	8,126	-
Total current assets	763,055	1,235,945

PROPERTY AND EQUIPMENT, NET	4,620	6,852
OPERATING LEASE RIGHT-OF-USE ASSET	24,437	45,577
COSTS CAPITALIZED TO OBTAIN REVENUE	45,810	-
GOODWILL	58,872	58,872
INTANGIBLE ASSETS, NET	97,122	107,412
TOTAL ASSETS	$993,916	$1,454,658

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

CURRENT LIABILITIES:
Accounts payable	$69,204	$35,510
Accrued expenses	196,465	76,793
Operating lease liabilities	24,434	28,365
Accrued contingent acquisition consideration, current portion	-	50,000
Debt, current portion	556,814	-
Total current liabilities	846,917	190,668

OPERATING LEASE LIABILITIES, NET OF CURRENT PORTION	-	17,212
CONVERTIBLE PROMISSORY NOTES	279,075	269,692
Total liabilities	1,125,992	477,572

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' (DEFICIT) EQUITY:
Non-redeemable preferred stock $0.0001 par value; authorized 8,046,756 and 7,331,490 shares, issued and outstanding 7,986,675 and 7,271,409 as of September 30, 2020 and December 31, 2019, respectively (liquidation preference of $10,659,992 and $9,409,992 at September 30, 2020 and December 31, 2019, respectively)	10,659,992	9,409,992
Common stock $0.0001 par value; authorized 15,000,000 and 14,000,000 shares, 3,704,462 and 2,637,670 issued and outstanding as of September 30, 2020 and December 31, 2019, respectively	-	-
Additional paid-in capital	1,946,644	1,487,664
Accumulated deficit	(12,738,712)	(9,920,570)
Total stockholders' (deficit) equity	(132,076)	977,086
TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY	$993,916	$1,454,658
The accompanying notes are an integral part of the financial statements.

MINIM INC.
CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

	Nine Months Ended September 30,
	2020	2019

REVENUE:
Software as a service	$234,477	$54,798
Hardware	144,202	23,003
Engineering services	120,000	80,000
Total revenue	498,679	157,801

COST OF REVENUE:
Cost of revenue	278,422	183,164
Total cost of revenue	278,422	183,164

GROSS PROFIT (LOSS)	220,257	(25,363)

OPERATING EXPENSES:
Sales and marketing	701,675	403,266
Research and development	1,196,503	1,278,026
General and administrative	1,129,345	1,883,159
Total operating expenses	3,027,523	3,564,451

LOSS FROM OPERATIONS	(2,807,266)	(3,589,814)

INTEREST EXPENSE, NET	(10,876)	(8,997)

NET LOSS	$(2,818,142)	$(3,598,811)

The accompanying notes are an integral part of the financial statements

MINIM INC.
CONDENSED STATEMENTS OF STOCKHOLDERS’ (DEFICIT) EQUITY

For the nine month period ended September 30, 2020 (Unaudited)

	Founder		Series Seed		Series Seed Plus
	Convertible Preferred Stock		Convertible Preferred Stock		Convertible Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Additional Paid-In-Capital	Accumulated Deficit	Total Shareholders' (Deficit)Equity
Balance at December 31, 2019	2,430,990	$2,250,000	2,173,912	$2,499,999	2,666,507	$4,659,993	2,637,670	$-	$1,487,664	$(9,920,570)	$977,086
Exercise of common stock options	-	-	-	-	-	-	58,483	-	584	-	584
Issuance of convertible preferred stock	-	-	-	-	715,266	1,250,000	-	-	-	-	1,250,000
Stock-based compensation	-	-	-	-	-	-	1,008,309	-	458,396	-	458,396
Net loss	-	-	-	-	-	-	-	-	-	(2,818,142)	(2,818,142)
Balance at September 30, 2020	2,430,990	$2,250,000	2,173,912	$2,499,999	3,381,773	$5,909,993	3,704,462	$-	1,946,644	$(12,738,712)	$(132,076)

For the nine month period ended September 30, 2019 (Unaudited)

	Founder		Series Seed		Series Seed Plus
	Convertible Preferred Stock		Convertible Preferred Stock		Convertible Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Additional Paid-In-Capital	Accumulated Deficit	Total Shareholders' Equity
Balance at December 31, 2018	2,430,990	$2,250,000	2,173,912	$2,499,999	-	$-	1,071,568	$-	$635,895	$(5,016,072)	$369,822
Exercise of common stock options	-	-	-	-	-	-	25,000	-	10,000	-	10,000
Issuance of convertible preferred stock	-	-	-	-	2,666,507	4,659,993	-	-	-	-	4,659,993
Stock-based compensation	-	-	-	-	-	-	1,197,577	-	481,634	-	481,634
Net loss	-	-	-	-	-	-	-	-	-	(3,598,811)	(3,598,811)
Balance at September 30, 2019	2,430,990	$2,250,000	2,173,912	$2,499,999	2,666,507	$4,659,993	2,294,145	$-	$1,127,529	$(8,614,883)	$1,922,638

The accompanying notes are an integral part of the financial statements.

MINIM INC.
CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended September 30,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,818,142)	$(3,598,811)
Reconciliation of net loss to cash used by operating activities:
Depreciation	2,232	3,001
Amortization of intangible assets	10,290	109,050
Amortization of right-of-use assets	21,140	18,023
Stock-based compensation	458,396	481,634
Non-cash interest expense	11,697	9,349
Changes in operating assets and liabilities:
Accounts receivable	26,506	(81,771)
Inventory	(86,600)	959
Prepaid and other current assets	(8,126)	23,324
Costs capitalized to obtain revenues	(45,810)	-
Accounts payable	33,694	(93,537)
Accrued expenses	119,672	(15,545)
Operating lease liabilities	(21,143)	(18,021)
Cash used by operating activities	(2,296,194)	(3,162,345)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from investment securities	-	100,585
Cash provided by investing activities	-	100,585

CASH FLOWS FROM FINANCING ACTIVITIES:

Acquisitions, contingent consideration	(50,000)	-
Borrowings under government loan	554,500	-
Proceeds from the issuance of common stock	584	10,000
Proceeds from the issuance of preferred stock	1,250,000	4,659,993
Cash provided by financing activities	1,755,084	4,669,993

NET (DECREASE) INCREASE IN CASH	(541,110)	1,608,233

Cash:
Beginning of Period	1,146,940	484,872
End of Period	$605,830	$2,093,105
The accompanying notes are an integral part of the financial statements

MINIM INC.
NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS
AS OF AND THE PERIOD ENDED SEPTEMBER 30, 2020 (UNAUDITED) AND YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIODS ENDED SEPTEMBER 30, 2020 AND 2019 (UNAUDITED)

1.
SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Business — Minim Inc. (“Minim” or “Company”), a Delaware corporation, designs, develops, sells and supports an IoT security platform that enables and secures a better connected home. The Company’s useable web and mobile apps, built on proprietary IoT fingerprinting technology, also empowers distributed businesses to secure and manage the new corporate environment (i.e. the remote employee home). Already integrated with 5G enabled hardware and offering a full API suite, the Minim platform has been designed for ultra-extensibility as wireless technology advances. In a world where connected devices have outnumbered people, Minim’s self-learning platform employs proprietary fingerprinting and behavioral models to detect threats before they become problems. The Company is headquartered in Manchester, New Hampshire and provides services world-wide.

The Company was formed in January 2017 as Minim LLC. On March 5, 2018, the Company converted from an LLC legal entity to a C-Corporation, Minim Inc. As condition to the conversion, the assets and liabilities of Minim LLC transferred to Minim Inc. The Company reflected this transaction retrospectively for all periods presented.

Risks and Uncertainties –

Emerging Growth Company - The Company is subject to a number of risks similar to those of other companies of similar size in its industry, including, but not limited to, the need for successful development of products, the need for additional capital (or financing) to fund operating losses (see below), competition from substitute products and services from larger companies, protection of proprietary technology, patent litigation, dependence on key individuals, and risks associated with changes in information technology.

The Company has incurred net losses, utilized cash in operations since inception, and has an accumulated deficit as of September 30, 2020, of $12,738,712, as well as expects to incur future additional losses. The Company has cash available on hand and believes that this cash will not be sufficient, without additional financing, to fund current operations and meet its obligations as they come due within one year from the date these financial statements are issued. In the event that the Company does not achieve revenue anticipated in its current operating plan, management has the ability and commitment to reduce operating expenses as necessary. The Company’s long-term success is dependent upon its ability to successfully raise additional capital, market its existing services, increase revenues, and, ultimately, to achieve profitable operations.

On November 12, 2020, the Company entered into an Agreement and Plan of Merger with Zoom. The merger transaction was completed and effective December 4, 2020. Refer to Note 12, Subsequent Events, in Notes to the Financial Statements.

The Company’s financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

Impacts of the COVID-19 Pandemic on the Company – A novel strain of coronavirus (COVID-19) was first identified in late calendar year 2019 and subsequently declared a pandemic by the World Health Organization in March 2020. The long-term impacts, if any, of the global COVID-19 pandemic on the Company are currently unknown. The Company is conducting business as usual with modifications to employee travel, employee work locations, and cancellation of certain marketing events, among other modifications. The Company will continue to actively monitor the pandemic and may take further actions that alter the business operations as may be required by federal, state or local authorities or that the Company determines are in the best interests of its employees, customers, partners, suppliers and stockholders. It is not clear what the potential long-term effects of any such alterations or modifications may have on the Company’s business operations.

The Company observed customers and vendors take precautionary and preemptive actions to address the COVID-19 pandemic. Customers and vendors may take further actions that alter their normal business operations if there are future spikes of COVID-19 infections resulting in additional government mandated shutdowns. The conditions caused by the COVID-19 pandemic have adversely affected our customers’ willingness to purchase our products and delayed prospective customers’ purchasing decisions. The impacts of the global COVID-19 pandemic on the broader global economy have been swift, dramatic, and unpredictable. The latency and duration of these impacts are diverse across geographies and jurisdictions in which we market, sell, and develop our offerings. The depth and duration of the current economic declines attributable to the COVID-19 pandemic, and any potential economic recoveries, are not currently known. The Company experienced revenue declines in 2020 related to Engineering Services. The Company transitioned from Engineering Services with its prospective customers to its recurring service, Software as a Service. The effect of the pandemic for the year end December 31, 2021 and future periods is unknown. If we are not able to respond to and manage the impact of the COVID-19 pandemic effectively, our business will be harmed.

The Company applied for and received approval for a Small Business Administration (“SBA”) Paycheck Protection Plan Loan with Primary Bank under the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”). The loan from the US government in the amount of $554,500 was approved and funded in April 2020. See Note 4.

MINIM INC.
NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS
AS OF AND THE PERIOD ENDED SEPTEMBER 30, 2020 (UNAUDITED) AND YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIODS ENDED SEPTEMBER 30, 2020 AND 2019 (UNAUDITED)

Basis of Presentation — The accompanying condensed financial statements are unaudited and have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). However, the condensed consolidated balance sheet as of December 31, 2019 was derived from audited financial statements. In the opinion of management, the accompanying financial statements include all necessary adjustments to present fairly the condensed consolidated financial position, results of operations and cash flows of Minim Inc. (the “Company” or “Minim”). The adjustments are of a normal, recurring nature.

The results of operations for the periods presented are not necessarily indicative of the results to be expected for the entire year.

The financial statements of the Company presented herein have been prepared in accordance with established guidelines for interim financial reporting and do not include all of the information and disclosures required by accounting principles generally accepted in the United States of America. These financial statements should be read in conjunction with the audited financial statements and notes thereto for the year ended December 31, 2019.

Use of Estimates — The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Changes in estimates are recorded in the period in which they become known. The Company bases its estimates on historical experience and various other assumptions that it believes to be reasonable under the circumstances. Actual results may differ from management’s estimates if past experience or other assumptions do not turn out to be substantially accurate, even if such assumptions are reasonable when made. Estimates and assumptions are used in determining revenue recognition, allowance for doubtful accounts and sales returns, accounting for internal-use software, the valuation of goodwill and intangible assets, accounting for business combinations, including any contingent considerations, accounting for stock-based compensation, accounting for income taxes and related valuation allowances.

Cash and Cash Equivalents – The Company considers all highly liquid investments with an original or remaining maturity of three months or less at the time of purchase to be cash equivalents.

Allowances for Doubtful Accounts – The Company records allowances for doubtful accounts based upon a specific review of all significant outstanding invoices. For those invoices not specifically reviewed, provisions are provided at differing rates, based upon the age of the receivable, the collection history associated with the customer, and current economic trends. The Company writes-off a receivable and charges it against its recorded allowance when the Company has exhausted its collection efforts without success. Management estimated that there was no allowance for doubtful accounts to be recorded at September 30, 2020 and December 31, 2019.

Revenue Recognition — The Company applies the provisions of Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers (“ASC 606”) as a single standard for revenue recognition that applies to all of the Company’s Software as a Service, hardware sales, and engineering service arrangements and generally requires revenues to be recognized upon the transfer of control of promised goods or services provided to customers, reflecting the amount of consideration expected to be received for those goods or services. Pursuant to ASC 606, revenues are recognized upon the application of the following steps:

1.
Identification of the contract, or contracts, with a customer;
2.
Identification of the performance obligations in the contract;
3.
Determination of the transaction price;
4.
Allocation of the transaction price to the performance obligations in the contract; and
5.
Recognition of revenue when, or as, the Company satisfies a performance obligation.

The Company derives revenue from the following sources: (1) Software as a Service (“SaaS”), (2) Hardware sales, and (3) Engineering services.

Software as a Service – The Company’s SaaS agreements are offered over a defined contract period, generally one year, and are sold to internet service providers, who then promote the services to their subscribers. These services are available as an on-demand application over the defined term. The SaaS agreements include Minim service offerings, which deliver applications and technologies via cloud-based deployment models that Minim develops functionality for, provides unspecified updates and enhancements for, host, manage, upgrade and support and that the customers access by entering into solution agreements for a stated period, generally a one-year term. The monthly fees charged to the customer are based on the number of subscribers utilizing the services each month, and the revenue recognized generally corresponds to the monthly billing amounts as the services are delivered.

Hardware sales — The Company’s hardware revenue consists of routers, which are supplied by third-party manufacturers and distributors. Although the hardware is interrelated with the use of the SaaS services, the customers may purchase the hardware from other vendors. The revenues for the hardware are generally recognized at the point in time that the hardware is delivered to the customer and ownership is transferred to the customer.

MINIM INC.
NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS
AS OF AND THE PERIOD ENDED SEPTEMBER 30, 2020 (UNAUDITED) AND YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIODS ENDED SEPTEMBER 30, 2020 AND 2019 (UNAUDITED)

Engineering services – The Company provides proof of concept and customer-branded customization of its application. These services are generally performed over a period less than 1 to 4 months. The revenues for the services are generally recognized upon the delivery of the completed services to the customer.

The Company executes arrangements through internet service providers and partners (collectively, “channel partners”), in which the channel partners act as the principals in the transactions with the end users of the Company’s products and services.

Revenues are recorded net of any sales and other taxes collected from customers

Concentrations of Credit Risk — Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and trade receivables. The Company’s cash investment policy limits investments to investment-grade securities. Cash and cash equivalents are held on deposit with financial institutions that are believed to be of high credit quality which is monitored by the Company. Balances in such accounts may at times exceed federally insured limits. Customer credit risk is routinely monitored by the Company. The Company had three customers that represented approximately 85% of accounts receivables as of September 30, 2020 and two customers that represented approximately 64% of accounts receivable as of December 31, 2019. For the nine months ended September 30, 2020, one customer represented 18% of total revenues. For the nine months ended September 30, 2019, one customer represented 10% of total revenues.

Recent Accounting Pronouncements –

Financial Instruments – In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (ASU 2016-13) and also issued subsequent amendments to the initial guidance: ASU 2018-19, ASU 2019-04, and ASU 2019-05 (collectively, Topic 326). Topic 326 requires measurement and recognition of expected credit losses for financial assets held, including accounts receivables. Topic 326 is effective in 2023, and earlier adoption is permitted beginning in the first quarter of fiscal 2020. The Company is currently evaluating the impact of the pending adoption of Topic 326 on the financial statements.

Income Taxes – In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (ASU 2019-12), which is intended to simplify various areas related to the accounting for income taxes and improve consistent application of Topic 740. ASU 2019-12 is effective beginning in 2022, and earlier adoption is permitted. The Company is currently evaluating the impact of the pending adoption of ASU 2019-12 on the financial statements.

2.
BALANCE SHEET COMPONENTS

Investment Securities

The Company held $100,585 in investment securities, which were classified as trading investments, as of December 31, 2018. The Company sold its investments during the period ended September 30, 2019. The net realized gains were not material.

Accounts Receivable, net

The Company records accounts receivable when it has an unconditional right to consideration. As of September 30, 2020 and December 31, 2019, the Company had accounts receivable, net, balances of $9,855 and $36,361, respectively.

There were no significant changes in estimates during the period that would affect the accounts receivable, net, balances.

Inventory

Inventory consists primarily of finished good routers. Inventory is stated at the lower of cost or net realizable value. Cost is computed using standard cost, which approximates actual cost, on a first-in, first-out basis. The Company records provisions for excess and obsolete inventory based on assumptions about future demand and market conditions. Management estimated that there were no provisions to be recorded at September 30, 2020 and December 31, 2019.

As of September 30, 2020 and December 31, 2019, the Company had inventory balances of $139,244 and $52,644, respectively.

MINIM INC.
NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS
AS OF AND THE PERIOD ENDED SEPTEMBER 30, 2020 (UNAUDITED) AND YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIODS ENDED SEPTEMBER 30, 2020 AND 2019 (UNAUDITED)

Property and Equipment, Net

		As of
	Useful life (yrs.)	September 30, 2020	December 31, 2019

Computer and office equipment	2-3	$14,551	$14,551
Furniture and fixtures	3-5	5,303	5,303
Total		19,854	19,854

Less: Accumulated depreciation		(15,234)	(13,002)

Property and equipment, net		$4,620	$6,852

Total depreciation expense related to property and equipment was $2,232 and $3,001 for the nine months ended September 30, 2020 and 2019, respectively.

Intangible Assets, Net

	As of September 30, 2020			As of December 31, 2019
	Gross Carrying Amount	Accumulated Amortization	Net	Gross Carrying Amount	Accumulated Amortization	Net
Customer relationships	$122,435	$(25,313)	$97,122	$122,435	$(15,023)	$107,412
Total	$122,435	$(25,313)	$97,122	$122,435	$(15,023)	$107,412

Amortization of intangible assets was $10,290 and $109,050 for the nine months ended September 30, 2020 and 2019, respectively. The Company wrote off fully amortized intangible assets of $121,849 during the period ended September 30, 2019.

As of September 30, 2020, estimated amortization expense for the remaining years is as follows:

2020 (remaining three months)	$3,456
2021	13,708
2022	13,708
2023	13,708
2024	13,746
Thereafter	38,796

Total	$97,122

MINIM INC.
NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS
AS OF AND THE PERIOD ENDED SEPTEMBER 30, 2020 (UNAUDITED) AND YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIODS ENDED SEPTEMBER 30, 2020 AND 2019 (UNAUDITED)

Costs Capitalized to Obtain Revenue

Costs to fulfill a sales contract are capitalized when they relate directly to an existing contract or specific anticipated contract, generate or enhance resources that will be used to fulfill performance obligations and are recoverable. These costs include direct costs incurred at inception of a contract which enabled the fulfillment of the performance obligation and totaled $49,118 for the period ended September 30, 2020. The Company incurred no direct contract costs for the year ended December 31, 2019. There was no impairment of the capitalized costs during the period ending September 30, 2020.

These costs are included in sales and marketing expenses in the condensed statements of operations. The direct costs, which consist of sales commissions, relate to a service recognized over a period longer than one year, and are deferred and amortized in line with the related services over the period of benefit, which is approximately three years. For the period ended September 30, 2020, the Company incurred $49,118 of direct costs on contracts and amortized $3,308 of costs. As of September 30, 2020, the Company had $45,810 of deferred commissions, which remain unpaid and are reflected in accrued expenses in the condensed balance sheets as of September 30, 2020.

Accrued Expenses

	As of
	September 30, 2020	December 31, 2019
Compensation & benefits	$52,154	$22,715
Indirect taxes	34,124	18,921
Other	110,187	35,157
Total	$196,465	$76,793

Accrued Contingent Acquisition Consideration

On December 27, 2018, the Company acquired the net assets of MCP Networks Inc. (“MCP”). MCP, headquartered in Fargo, North Dakota, is a cloud based platform that allows subscribers of internet service providers the ability to manage their home network through a smartphone app. The purchase included a provision for an indemnification payment of $50,000, which was treated as deferred purchase price. The $50,000 was paid in January 2020 after the indemnification period expired. As of period end September 30, 2020, the Company has no further accrued contingent acquisition consideration.

3.
OPERATING LEASES

The Company’s office facility is leased under a non-cancelable operating lease, which expires in July 2021. The Company had two other facility leases that had terms of less than 12 months that expired in March 2020 and August 2019.

The operating lease is included in operating lease right-of-use asset, operating lease liabilities, and operating lease liability, net of current portion on the condensed balance sheets. These assets and liabilities are recognized at the commencement date based on the present value of remaining lease payments over the lease term using the Company’s secured incremental borrowing rates or implicit rate, when readily determinable. Based on the Company’s financial position and ability to obtain financing at the time ASC 842 was adopted, 5% was considered by management to be a reasonable incremental borrowing rate when calculating the present value of remaining lease payments over the lease term. Short-term operating leases, which have an initial period of 12 months or less, are not recorded on the balance sheet.

Lease expense for operating leases is recognized on a straight-line basis over the lease term. Lease expense is included in general and administrative expenses on the condensed statements of operations.

The Company’s office facility lease was modified in August 2019, whereby the Company relocated to another unit within the same building. The modified lease was with the same lessor, extended the lease term to July 2021, and resulted in a change to a monthly constant lease rate of $2,500 from $2,068. The modified lease resulted in the remeasure of the operating lease right-of-use assets, operating lease liabilities, and long-term operating lease liabilities. The remeasurement increased the carrying value of the right-of-use assets and the total operating lease liabilities by $30,869.

MINIM INC.
NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS
AS OF AND THE PERIOD ENDED SEPTEMBER 30, 2020 (UNAUDITED) AND YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIODS ENDED SEPTEMBER 30, 2020 AND 2019 (UNAUDITED)

The following table presents information about the amount and timing of the Company’s operating leases as of September 30, 2020:

Maturity of lease liabilities	Lease Payments
2020 (remaining three months)	$7,500
2021	17,500
Total undiscounted operating lease payments	25,000
Less: Imputed interest	(566)
Present value of operating lease liabilities	$24,434

Balance Sheet Classification
Operating lease liabilities, current	$24,434
Operating lease liabilities, net of current portion	-
Total operating lease liabilities	$24,434

Remaining term in years	0.8
Discount rate for operating leases	5%

The operating cash outflows and expense from operating leases was $24,480 and $36,486 for the nine months ended September 30, 2020 and 2019, respectively.

4.
DEBT

The Company applied for and received approval for a Small Business Administration (“SBA”) Paycheck Protection Plan Loan with Primary Bank under the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”). The loan from the US government in the amount of $554,500 was approved and funded in April 2020 and has a 1% interest rate. The Company accrued and expensed $2,314 for the nine months ended September 30, 2020. The Company submitted an application for forgiveness of this loan in September 2020 and received forgiveness in November 2020 on the total outstanding principal and accrued interest, which was $3,311. As of September 30, 2020, the debt is recorded in debt, current portion in the condensed balance sheets.

5.
CONVERTIBLE PROMISSORY NOTES

On June 4, 2018, the Company executed two convertible promissory note purchase agreements (the “Notes”) with an aggregate principal value of $250,000. The maturity date is December 31, 2019, at which point the Notes become payable on demand and accrued interest of 5% per annum. The Notes become due and payable upon the closing of a change of control event of the Company. If the Company has a qualified financing prior to the maturity date, the Notes shall automatically convert into shares of the Company’s non-redeemable convertible preferred stock. The conversion shall equal to the quotient obtained by dividing (i) the amount due on the date of conversion by (ii) 80% of the per share price of the preferred stock sold in qualified financing. A qualified financing constitutes a sale or series of related sales by the Company of its non-redeemable convertible preferred stock resulting in aggregate proceeds of at least $10,000,000. The conversion feature is deemed a derivative because the convertible promissory notes embed a conditional obligation that the Company must or may settle by issuing a variable number of its equity shares and at the inception of the convertible promissory note purchase agreements a fixed monetary amount is known. The Company determined that the fair value of this embedded derivative is insignificant.

As of September 30, 2020 and December 31, 2019, the Company had an aggregate of $250,000 in convertible promissory notes in addition to $29,075 and $19,692 in accrued interest, respectively. The Company recorded interest expense of $9,383 for the nine months ended September 30, 2020 and $9,349 for the nine months ended September 30, 2019.

6.
COMMITMENTS AND CONTINGENCIES

Litigations and other legal matters -- From time to time, the Company may become involved in various legal matters arising in the ordinary course of business. Management does not believe that any claims exist as of September 30, 2020 which will have a material adverse effect on the financial condition of the Company based on the nature and status of proceedings.

MINIM INC.
NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS
AS OF AND THE PERIOD ENDED SEPTEMBER 30, 2020 (UNAUDITED) AND YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIODS ENDED SEPTEMBER 30, 2020 AND 2019 (UNAUDITED)

7.
NON-REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY

On March 18, 2020, the Company amended its Certificate of Incorporation (the “Amendment”) by increasing the authorized shares of preferred stock and common stock to 8,046,756 and 15,000,000, respectively. The increase of authorized Preferred Stock is designated to the Series Seed Plus Preferred, which has 3,441,854 of shares under the Amendment.

On March 18, 2020, the Company sold 715,266 shares of Series Seed Plus Preferred Stock to an investor for exchange of $1,250,000 in cash proceeds.

The Preferred Stock at September 30, 2020 includes the following:

Class of Preferred Stock	Shares Authorized and Designated	Shares Issued and Outstanding	Carrying value	Liquidation preference per share

Founder	2,430,990	2,430,990	$2,250,000	$0.925549
Series Seed	2,173,912	2,173,912	2,499,999	$1.150
Series Seed Plus	3,441,854	3,381,773	5,909,993	$1.7476
Total	8,046,756	7,986,675	$10,659,992

8.
STOCK COMPENSATION

Stock Options – Under the 2018 Stock Option and Grant Plan, the fair value of the stock options granted is estimated using a Black-Scholes option valuation model, which incorporates assumptions as to stock price volatility, the expected life of options, a risk-free interest rate, and dividend yield. The following weighted average assumptions were used in determining the fair value of stock options granted during the nine months ended September 30, 2020 and 2019:

	Nine Months Ended
	September 30, 2020	September 30, 2019
Expected volatility	37.4%	37.5%
Risk-free interest rate	0.4%	1.7%
Expected life (in years)	6.25	6.25
Expected dividend yield	0%	0%
Weighted average grant date fair value per share	$0.44-$0.45	$0.41-$0.44

On April 21, 2020, the Company amended its 2018 Stock Option and Grant Plan, whereby reserved shares were increased from 3,702,424 shares to 4,484,204 shares. A summary of stock option activity under the plan, for the period ended September 30, 2020 is as follows:

	Number of Options	Weighted Average Exercise Price
Options Outstanding, December 31, 2019	1,430,931	$0.43

Options Granted	928,608	0.45
Options Canceled/Forfeited	(114,273)	0.43
Options Exercised	(58,483)	0.44

Options Outstanding, September 30, 2020	2,186,783	$0.44

Options exercisable at September 30, 2020	1,559,479	$0.41

MINIM INC.
NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS
AS OF AND THE PERIOD ENDED SEPTEMBER 30, 2020 (UNAUDITED) AND YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIODS ENDED SEPTEMBER 30, 2020 AND 2019 (UNAUDITED)

The weighted-average fair value of options granted during the nine months ended September 30, 2020 was $0.16 and the nine months ended September 30, 2019 was $0.17.

Total unrecognized stock-based compensation expense, related to unvested stock options amounted to approximately $293,433 at September 30, 2020. The cost is expected to be recognized over a weighted average period of 2.68 years. The total intrinsic value of options exercised in the nine months ended September 30, 2020 and 2019 was $16,375 and $60,271, respectively.

Restricted Stock —

A summary of restricted stock award activity for the period ended September 30, is as follows:

	Number of Shares Underlying Restricted Stock	Weighted Average Grant Date Fair Value
Nonvested at December 31, 2019	1,298,609	$0.41
Granted	-	0.41
Vested	(1,008,309)	0.41
Forfeited	-	-
Nonvested at September 30, 2020	290,300	$0.41

Total unrecognized stock-based compensation expense, related to unvested restricted stock amounted to approximately $143,508 at September 30, 2020. The cost is expected to be recognized over a weighted average period of 0.97 years.

The following table summarizes stock-based compensation expense in costs of revenue and expenses for the periods ended:

	Nine Months Ended
	September 30, 2020	September 30, 2019

Cost of revenue	$13,357	$12,404
Sales and marketing	36,686	35,430
Research and development	72,464	60,381
General & administrative	335,889	373,419
Total	$458,396	$481,634

9.
INCOME TAXES

The Company did not record an income tax provision or benefit due to operating losses incurred for the periods ending September 30, 2020 and 2019. As of September 30, 2020, the Company had federal net operating loss carry forwards of approximately $8,546,659, which may be carried forward indefinitely and state net operating loss carryforwards of approximately $2,816,269, which will begin to expire in 2028. In addition, the Company has federal tax credit carryforwards of approximately $369,527, which will begin to expire in 2038. The use of the Company’s net operating loss and tax credit carryforwards may be restricted in the future due to changes in company ownership.

At September 30, 2020 and December 31, 2019, the Company maintained a full valuation allowance against its deferred tax asset as a result of the evidence associated with historical operating losses and uncertainty surrounding future income. The valuation allowance maintained against the Company’s deferred tax assets increased by $642,270 and $919,289 during the periods ended September 30, 2020 and 2019, respectively. The increase is primarily attributable to the operating loss incurred and tax credits generated during the year.

10.
EMPLOYEE BENEFIT PLAN

On January 1, 2020, the Company established its own qualified contributory retirement plan with deferred salary arrangement under Section 401(k) of the Code. The Plan covers all Company employees who are at least 21 years of age and located within the United States. Employees may elect to contribute a portion of their total eligible compensation, subject to the Code’s limitations. The Company does not provide for matching contributions.

MINIM INC.
NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS
AS OF AND THE PERIOD ENDED SEPTEMBER 30, 2020 (UNAUDITED) AND YEAR ENDED DECEMBER 31, 2019 AND FOR THE PERIODS ENDED SEPTEMBER 30, 2020 AND 2019 (UNAUDITED)

11.
RELATED PARTY TRANSACTIONS

The Company’s operating lease as described in Note 3 is leased from an affiliate entity that is owned by the Company’s executive chairman. The Company made payments of $22,500 and $19,476 for the nine months ended September 30, 2020 and 2019, respectively.

The Company’s executive chairman’s management firm employed a workforce, negotiated contracts and maintained relationships with vendors, and administered vendor payments on behalf of the Company. The Company made payments of $1,499 and $54,766 for the nine months ended September 30, 2020 and 2019, respectively.

On July 25, 2019, the Company entered into an agreement with Zoom, together with a related Statement of Work, License, Collaborative Agreement, Software/Service Availability Agreement and Software/Service Support Level Agreement (collectively, the “Agreement”). Under the Agreement, Zoom will integrate the Company’s software and services into certain hardware products distributed by Zoom, and the Company will be entitled to certain fees and a portion of revenue received from the end users of such services and software. The Company and Zoom entered into an additional Statement of Work on December 31, 2019 providing for further integration of the Company’s services, with a monthly minimum payable by Zoom to the Company starting January 2020 for a period of thirty-six months and a requirement for the Company to purchase at least $90,000 of Zoom’s hardware by December 2022. For the nine months ended September 30, 2020, the Company had sales from Zoom of $90,000, and these sales are reflected in engineering services within the condensed statements of operations. See Note 12.

Jeremy Hitchcock, who serves as Chairman of the Company’s Board of Directors and is co-founder of the Company, is a shareholder of Zoom and subsequently in February 2020 is the Chairman of Zoom’s Board of Directors. During the period ended September 30, 2020, $90,000 of payments were made by Zoom to the Company under the Agreement for services provided in connection with the Agreement. As of September 30, 2020, no amounts were due from or to the Company under the Agreement.

12.
SUBSEQUENT EVENTS

For purposes of recognition and disclosure in these financial statements, Management of the Company has evaluated subsequent events through February 17, 2021, which is the date these financial statements were issued.

On November 12, 2020, the Company executed the Merger Agreement with Zoom, a public company and registrant of the U.S. Securities and Exchanges Commission. Upon closing of the Merger Agreement, Minim merged into Elm Acquisition Sub, Inc., which is a wholly owned subsidiary of Zoom. Minim is the surviving entity of the merger between Minim and Elm Acquisition Sub, Inc. Upon the merger, all property, assets, other legal rights, debts, obligations, and all other liabilities of Minim transferred. The Agreement is structured as a non-cash, stock transaction. The shareholders of Minim received shares of Zoom, at a value of $30 million. On December 4, 2020, the Merger Agreement was effective.

On November 20, 2020, the Company repurchased 33,809 shares of common stock for $14,876 from a shareholder who is an immediate family member to the Company’s executive chairman of the Board.

In connection with the Merger Agreement, the Convertible Promissory Notes were converted on December 3, 2020 to 148,006 shares of the Company’s Common Stock.

In connection with the Merger Agreement, the $550,622 of the aggregate promissory notes issued to employees during 2019 and 2018 in exchange for common stock shares were repaid in full. Of the $550,622, the Company net settled $234,622, which represented 103,842 common stock shares.

From the period October 1, 2020 to December 3, 2020, the Company had the following stock option activity:

●
Stock option grants of 57,000 with a weighted average exercise price of $0.45
●
Stock option exercises of 152,284 shares for net settlement proceeds of $60,914

On the effective date of the Merger Agreement, the Company had 7,986,675 and 5,476,171 shares of Preferred Stock and Common Stock, respectively, outstanding. The 7,986,675 shares of Preferred Stock were converted into the Company’s Common Stock at an exchange ratio of 1:1, or 7,986,675 shares of Common Stock. The aggregate 13,462,846 shares of Common Stock were converted into Zoom common stock at an exchange ratio of 0.80106, or 10,784,534 shares.

In addition, the holders of Minim stock options were similarly converted to Zoom’s stock options at an exchange ratio of 0.80106. As of December 4, 2020, the Company had 2,091,499 options outstanding and were converted into 1,675,416 stock options of Zoom.